EXHIBITS 5.1 AND 23.2

OPINION OF PEARLMAN SCHNEIDER LLP

PEARLMAN SCHNEIDER LLP
Attorneys-at-Law

2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, Florida 33431-7307

Telephone
James M. Schneider, Esq.	(561) 362-9595
Charles B. Pearlman, Esq.	Facsimile
Brian A. Pearlman, Esq.	(561) 362-9612

April 15, 2015

UnifiedOnline, Inc.
4126 Leonard Drive
Fairfax, VA  22030

Re:	UnifiedOnline, Inc., a Delaware corporation (the "Company")
Registration Statement on Form S-8 (the "Registration Statement") ,

Gentlemen:

This opinion is furnished to you in connection with the Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,800,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued pursuant to restricted stock grants and/or upon exercise of options granted and to be granted under the Company’s  2015 Employee Option Plan (the “Plan”).

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation and By-Laws, as amended, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary.  In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.  In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement to be filed with the SEC.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pearlman Schneider LLP
Pearlman Schneider LLP